Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the completed merger of Evolving Systems, Inc. (“Evolving Systems”) and CMS Communications, Inc. (“CMS”).

As of November 3, 2003, Evolving Systems completed the acquisition of all of the outstanding CMS stock in exchange for Evolving Systems common stock valued at approximately $11.0 million.  The merger with CMS has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed were recorded at their fair values as of the date of the merger.  Both Evolving Systems and CMS operate on a calendar year.

The unaudited pro forma combined balance sheet gives effect to the merger of Evolving Systems and CMS as if it occurred as of September 30, 2003.  The final purchase price allocation will be based on CMS’ closing balance sheet as of November 3, 2003. The unaudited pro forma combined balance sheet reflects the issuance of 1,146.7496 shares of Evolving Systems common stock in exchange for each share of CMS stock as provided in the merger agreement.  The unaudited pro forma combined statement of operations for the year ended December 31, 2002 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2002, as if the merger had occurred on January 1, 2002.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2003 combines the historical results for Evolving Systems and CMS for the nine months ended September 30, 2003 as if the merger of Evolving Systems and CMS had occurred on January 1, 2002.

The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.  The unaudited pro forma combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of Evolving Systems in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and with the CMS historical financial statements and related notes included in this Form 8-K.

EVOLVING SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
SEPTEMBER 30, 2003
(in thousands)

	Evolving Systems	CMS	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$17,345	$1,262	$—		$18,607
Contract receivables, net	2,574	650	—		3,224
Unbilled work-in-progress	420	—	—		420
Prepaid and other current assets	901	62	—		963
Total current assets	21,240	1,974	—		23,214
Property and equipment, net	1,385	329	—		1,714
Goodwill	—	—	6,237	(A)	6,237
Intangible assets, net	—	—	4,200	(A)	4,200
Capitalized software and licenses, net	—	950	(950	)(B)	—
Other assets	500	23	—		523
Total assets	$23,125	$3,276	$9,487		$35,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$37	$—	$—		$37
Accounts payable and accrued liabilities	3,166	376	275	(C)	3,817
Note payable - related party	—	367	—		367
Unearned revenue	6,331	1,822	(1,055	)(D)	7,098
Total current liabilities	9,534	2,565	(780)		11,319
Long-term obligations	155	—	—		155
Total liabilities	9,689	2,565	(780)		11,474
Stockholders’ equity:
Common stock	14	—	1	(E)	15
Additional paid-in capital	54,742	1	10,977	(E)	65,719
			(1	)(F)
Stockholder distribution	—	(154)	154	(F)	—
Retained earnings (deficit)	(41,320)	864	(864	)(F)	(41,320)
Total stockholders’ equity	13,436	711	10,267		24,414
Total liabilities and stockholders’ equity	$23,125	$3,276	$9,487		$35,888

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(in thousands except per share data)

	Evolving Systems	CMS	Pro Forma Adjustments		Pro Forma Combined

REVENUE
License fees and services	$12,133	$248	$—		$12,381
Customer support	10,045	2,255	—		12,300
Total revenue	22,178	2,503	—		24,681

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	4,321	124	(48	)(G)	4,445
			48	(H)
Cost of customer support, excluding depreciation and amortization	4,401	1,510	(136	)(G)	6,353
			578	(H)
Sales and marketing	2,109	459	—		2,568
General and administrative	2,742	219	—		2,961
Product development	1,224	—	—		1,224
Depreciation and amortization	918	37	—		955
Restructuring and other expenses	38	—	—		38
Total costs of revenue and operating expenses	15,753	2,349	442		18,544

Income from operations	6,425	154	(442)		6,137
Other income (expense), net	137	(15)	—		122
Income before income taxes	$6,562	$139	$(442)		$6,259
Provision for income taxes	126	—	—		126
Net income	$6,436	$139	$(442)		$6,133

Basic earnings per common share	$0.46				$0.42

Diluted earnings per common share	$0.41				$0.38

Weighted average basic shares outstanding	13,880		660		14,540
Weighted average diluted shares outstanding	15,556		733		16,289

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands except per share data)

	Evolving Systems	CMS	Pro Forma Adjustments		Pro Forma Combined

REVENUE
License fees and services	$10,388	$350	$—		$10,738
Customer support	12,575	2,965	—		15,540
Total revenue	22,963	3,315	—		26,278

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	3,926	—	—		3,926
Cost of customer support, excluding depreciation and amortization	13,093	1,872	(166	)(G)	15,505
			706	(H)
Sales and marketing	4,907	403	—		5,310
General and administrative	5,420	276	—		5,696
Product development	1,209	—	—		1,209
Depreciation and amortization	1,771	32	—		1,803
Restructuring and other expenses	5,079	—	—		5,079
Total costs of revenue and operating expenses	35,405	2,583	540		38,528

Income (loss) from operations	(12,442)	732	(540)		(12,250)
Other income (expense), net	35	(28)	—		7
Income (loss) before income taxes	$(12,407)	$704	$(540)		$(12,243)
Provision for income taxes	—	—	—		—
Net income (loss)	$(12,407)	$704	$(540)		$(12,243)

Basic earnings (loss) per common share	$(0.93)				$(0.88)

Diluted earnings (loss) per common share	$(0.93)				$(0.88)

Weighted average basic shares outstanding	13,295		660		13,955
Weighted average diluted shares outstanding	13,295		660		13,955

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Basis of pro forma presentation

The unaudited pro forma combined balance sheets are based on historical balance sheets of Evolving Systems, Inc. (“Evolving Systems”) and CMS Communications, Inc. (“CMS”) and have been prepared to reflect the merger as if it had been consummated on September 30, 2003.

The unaudited pro forma combined statements of operations combine the results of operations of Evolving Systems and CMS for the year ended December 31, 2002 and the nine months ended September 30, 2003.  The unaudited pro forma combined statements of operations have been prepared to reflect the merger as if it had occurred on January 1, 2002.

You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had Evolving Systems and CMS been combined during these time periods or the future results that may be achieved after the merger.

On a combined basis, there were no transactions between Evolving Systems and CMS during the periods presented.

(2) Preliminary purchase price

The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $11.3 million, including acquisition related costs.  The fair value of Evolving Systems common stock was determined using an average price of approximately $14.98, in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination,” which was the average closing price a few days before and after the merger agreement.

The estimated purchase price of $11.3 million assumes that all CMS stockholders receive consideration of 1,146.7496 shares of Evolving Systems common stock in exchange for each share of CMS’ 639 outstanding shares of common stock, resulting in the issuance of 732,773 shares of Evolving Systems common stock.

The estimated acquisition-related costs consist primarily of legal and accounting fees and other external costs related directly to the merger.  The estimated total purchase price of CMS is as follows (in thousands):

Fair value of Evolving Systems common stock to be issued	$10,978
Acquisition-related costs	275
Aggregate preliminary purchase price	$11,253

(3) Preliminary purchase price allocation

Under the purchase method of accounting, the total estimated purchase price will be allocated to CMS’ net tangible and identifiable intangible assets based on their estimated fair values as of the date of the completion of the merger.  The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.  Based upon the estimated purchase price and preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of CMS as of September 30, 2003 (in thousands):

Net tangible assets	$816
Goodwill	6,237
Identifiable intangible assets	4,200
Aggregate preliminary purchase price	$11,253

The preliminary allocation of purchase price was based upon estimates and assumptions which are subject to change upon the finalization of the valuation.  The Company will obtain a third party purchase price allocation and expects it to be complete by the filing of the Company’s 2003 Form 10-K.

Net tangible assets were primarily valued at their respective carrying amounts, except for unearned revenue, as these amounts approximate their current fair values.  CMS’ historical unearned revenue balance of $1.8 million as of September 30, 2003 is comprised of $752,000 related to customer support revenue and $1.1 million of license revenue.

In accordance with EITF No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” Evolving Systems records a liability related to the unearned revenue of CMS only if the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation).  This legal performance obligation has been valued based on the remaining estimated costs and an appropriate profit margin of Evolving Systems to achieve the legal performance obligation.

For the unearned revenue related to customer support, Evolving Systems has assumed a legal performance obligation to perform under the customer support contracts.  The estimated costs and an appropriate profit margin resulted in a reduction of the carrying value of unearned revenue of $125,000.

For the unearned revenue related to license fees and services, the value of the legal performance obligation totaling is based on the estimated costs to deliver certain software elements plus an appropriate profit margin.  Evolving Systems will recognize the remaining deferred revenue when the legal performance obligation is achieved.  This accounting treatment results in a reduction of unearned revenue of $930,000.  This reduction results from a license and services sale that was significantly complete and over $1.1 million was collected, but in accordance with Statement of Position No. 97-2 (SOP 97-2), “Software Revenue Recognition”, the revenue could not be recognized due to the contract containing multiple elements.  Since vendor-specific objective evidence (“VSOE”) of each of the elements did not exist, all revenue from the arrangement was deferred at September 30, 2003, and as a result of purchase accounting rules the revenue will be written off and not recognized by Evolving Systems.

CMS’ net tangible assets, which excludes capitalized software and licenses, takes into consideration the reduction of $1.1 million to deferred revenue.

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired.  The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the merger consistent with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

Identifiable intangible assets as of September 30, 2003 represent capitalized software and licenses owned by CMS plus other identifiable intangible assets such as contractual relationships that CMS held with its customers.  Such intangible assets will be specifically identified and valued as part of the third party valuation.  Amortization of capitalized software and licenses is shown within costs of license and services and costs of customer support.  The estimated annual amortization as shown below does not agree to the pro forma adjustment to record amortization due to purchased software and licenses being acquired on various dates in 2002 and 2003.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$200	3 yrs	$67
Purchased licenses	1,500	3-5 yrs	320
Maintenance agreements and related relationships	2,500	5 yrs	500
	$4,200

(4) Pro forma net income (loss) per share

The pro forma basic and diluted income (loss) per share are based on the weighted average number of shares of Evolving Systems common stock outstanding during each period and the number of shares of Evolving Systems common stock to be issued in connection with the merger.  Of the 732,773 shares issued related to the merger, 73,279 shares will be held in escrow to secure certain indemnity obligations of the former CMS shareholders pursuant to the merger agreement.  Although the escrow shares are classified as issued and outstanding at September 30, 2003 and December 31, 2002, they are considered contingently returnable until the restrictions lapse and are not included in the basic net income (loss) per share calculation until the shares are vested. Diluted net income (loss) per share gives effect to all potentially dilutive securities. The Company’s unvested escrow shares and stock options are included in the diluted shares outstanding calculation during the nine months ended September 30, 2003 but not for the twelve months ended December 31, 2002, as a result of their anti-dilutive effect due to the net loss for the period.  The following table shows the pro forma combined basic and diluted shares at the end of the period presented (in thousands):

	Evolving Systems Weighted Average Shares	Adjustment for Shares Issued to CMS	Pro Forma Weighted Average Shares
Weighted Average Shares outstanding for the year ended December 31, 2002
Basic	13,295	660	13,955
Diluted	13,295	660	13,955

Weighted Average Shares outstanding for the nine months ended September 30, 2003
Basic	13,880	660	14,540
Diluted	15,556	733	16,289

(5) Pro forma adjustments

The following pro forma adjustments to the unaudited pro forma combined balance sheets and statements of operations are based on preliminary estimates which may change as additional information is obtained:

(A)	To record goodwill and intangible assets related to the merger.
(B)	To eliminate CMS’ existing capitalized software and licenses
(C)	To accrue for acquisition-related costs related to the legal, accounting and other direct costs.
(D)	To adjust CMS’ unearned revenue balance based on Evolving Systems estimated costs and appropriate profit margins related to delivery of CMS’ license and services and customer support contracts.
(E)	To record Evolving Systems common stock issued related to the merger.
(F)	To eliminate CMS’ stockholders’ equity accounts.
(G)	To eliminate CMS’ amortization of capitalized software and licenses as all intangible assets would have been eliminated had the acquisition occurred on January 1, 2002.
(H)	To record the amortization expenses related to identifiable intangible assets acquired as part of the merger.